                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-125485

                   SUBJECT TO REVISION DATED DECEMBER 15, 2005
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                                    GMAC RFC

                           RAAC SERIES 2005-SP3 TRUST
                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

EXPECTED TIMING:   Pricing Date:         On or about December 19, 2005
                   Settlement Date:      On or about December 29, 2005
                   First Payment Date:   January 25, 2006

STRUCTURE:         Rating Agencies:      Moody's, Standard & Poor's and Fitch.

                                DECEMBER 15, 2005

                          [RBS Greenwich Capital LOGO]

[RBS Greenwich Capital LOGO]   THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF
                               YOU DON'T RECEIVE SUCH A DISCLAIMER, PLEASE
                               CONTACT RBS GREENWICH CAPITAL.
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THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY
UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
1-800-221-1037.

The information in this communication supersedes any information contained in any prior materials relating to the Offered Certificates. The information in this communication is preliminary, and will be superseded by the preliminary prospectus. This communication is being delivered to you solely to provide you with information about the offering of the securities referred to in this communication and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase the
Offered Certificates. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus and we have indicated acceptance of your offer to purchase the Offered Certificates.
You may withdraw your offer to purchase certificates at any time prior to receipt of notice of acceptance.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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                  RAAC SERIES 2005-SP3 TRUST STRUCTURAL SUMMARY
                                DECEMBER 15, 2005
      $227,101,000 (APPROXIMATE OFFERED CERTIFICATES- SUBJECT TO REVISION)

CHARACTERISTICS OF THE CERTIFICATES (1), (2), (3)

                                  Expected       Expected Ratings                       Pmt. Delay   Interest Accrual
           Class                 Amount ($)    (S&P/Moody's/Fitch)   Bond Type            (days)           Basis
-----------------------------   ------------   -------------------   ---------          ----------   ----------------

OFFERED CERTIFICATES
A-1                             $135,700,000       AAA/Aaa/AAA        Sr Fltr (4), (5)       0          Actual/360
A-2                             $ 69,984,000       AAA/Aaa/AAA        Sr Fltr (4), (5)       0          Actual/360
A-3                             $ 49,300,000       AAA/Aaa/AAA        Sr Fltr (4), (5)
M-1                             $ 12,590,000        AA/Aa2/AA        Mez Fltr (4), (5)       0          Actual/360
M-2                             $  8,827,000          A/A2/A         Mez Fltr (4), (5)       0          Actual/360
TOTAL OFFERED CERTIFICATES      $227,101,000
NON-OFFERED CERTIFICATES
M-3                             $  3,473,000      BBB+/Baa1/BBB+     Mez Fltr (4), (5)
M-4                             $  1,447,000       BBB/Baa2/BBB      Mez Fltr (4), (5)
M-5                             $  2,894,000      BBB-/Baa3/BBB-     Mez Fltr (4), (5)
B                               $  1,447,000        BB+/NR/BB+       Sub Fltr (4), (5)
R                               $        100                         Sr Resid
SB                              $  3,762,391
TOTAL                            289,424,491

                                                                                                     Final
                                    WAL (yrs.)       Pmt. Window (mos.)        Exp. Maturity       Scheduled
           Class                to Call / Maturity   to Call / Maturity     to Call / Maturity      Maturity
-----------------------------   ------------------   ------------------   ----------------------   ---------

OFFERED CERTIFICATES
A-1                                 0.91 / 0.91          1-22 / 1-22       Oct. 2007 / Oct. 2007   Jan. 2025
A-2                                 2.78 / 2.78         22-52 / 22-52      Apr. 2010 / Apr. 2010   Sep. 2031
A-3                                          Information Not Provided Herein
M-1                                 4.62 / 5.04        39-81 / 39-135     Sept. 2012 / Mar. 2017   Sep. 2035
M-2                                 4.57 / 4.90        38-81 / 38-119     Sept. 2012 / Nov. 2015   Sep. 2035
TOTAL OFFERED CERTIFICATES
NON-OFFERED CERTIFICATES
M-3                                          Information Not Provided Herein
M-4                                          Information Not Provided Herein
M-5                                          Information Not Provided Herein
B                                            Information Not Provided Herein
R                                            Information Not Provided Herein
SB                                           Information Not Provided Herein
TOTAL

NOTES:

(1)  Class sizes subject to a permitted variance in the aggregate of 10%.

(2)  Pricing Prepayment Assumption: in respect of the fixed rate Mortgage Loans,
     [23]% HEP and in respect of the adjustable rate Mortgage Loans: [100]% PPC, age adjusted, as defined herein.

(3)  Each Certificate is illustrated as priced to both (i) the 10% optional call and (ii) to maturity.

(4)  The pass-through rate on the Class A Certificates will be equal to the least of (i) one-month LIBOR plus the related margin and (ii) the Net WAC
     Cap Rate, and (iii) [14.00]% per annum.. The pass-through rates on the
     Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap and (iii) [14.00]% per annum. The pass-through rates on the Class B Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap and
     (iii) [14.00]% per annum.

(5)  If the 10% optional call is not exercised with respect to the Mortgage
     Loans, the margin on the Class A Certificates will double and the margin on the Class M Certificates and the Class B Certificates will increase to 1.5x the respective original margin, in each case beginning on the second
     Distribution Date after the first possible optional call date in respect of the Mortgage Loans.

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                                                                               2

                   SUBJECT TO REVISION DATED DECEMBER 15, 2005
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                         SUMMARY COLLATERAL INFORMATION

Original LTVs have been calculated based on the original mortgage loan balance and the mortgaged property value at the time of mortgage loan origination.
Current LTVs have been calculated based on the mortgage loan balance as at the
Cut-off Date and the mortgaged property value at the time of mortgage loan origination. As of the Closing Date, 1.58% of the Mortgage Loans will be secured by second liens.

All of the credit scores have been updated prior to the Cut-off Date.

All collateral information contained herein is as of the Cut-off Date of
December 1, 2005.

---------------------------------------
             MORTGAGE LOANS
---------------------------------------
Agg. Scheduled Balance     $289,424,491
Avg. Scheduled Balance     $    120,343
WAC                              7.6985%
WAM (months)                        308
WA Seasoning (months)                33
California Concentration          20.51%
WA Original LTV                   79.87%
WA Current LTV                    77.02%
WA Credit Score                     659
Full Doc                          61.68%
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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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ISSUER:                       RAAC Series 2005-SP3 Trust.

CERTIFICATES:                 CERTIFICATES

                              The Class A-1, Class A-2, Class A-3, Class M-1,
                              Class M-2, Class M-3, Class M-4, Class M-5 and
                              Class B Certificates, Class R Certificates and
                              Class SB Certificates are backed by primarily
                              first lien, fixed-rate and adjustable-rate
                              mortgage loans (the "Mortgage Loans").

                              The Class A-1, Class A-2 and Class A-3
                              Certificates are referred to as the "Class A
                              Certificates".

                              The Class M-1, Class M-2, Class M-3, Class M-4 and
                              Class M-5 Certificates are referred to together as
                              the "Class M Certificates".

                              The Class M Certificates and the Class B
                              Certificates are referred to together as the
                              "Subordinate Certificates".

OFFERED CERTIFICATES:         The Class A-1, Class A-2, Class M-1 and Class M-2
                              Certificates.

NON-OFFERED CERTIFICATES:     The Class A-3, Class M-3, Class M-4, Class M-5 and
                              Class B Certificates, the Class R Certificates and
                              the Class SB Certificates are not offered hereby.

LEAD MANAGER:                 Greenwich Capital Markets, Inc.

CO-MANAGERS:                  Residential Funding Securities Corp.

DEPOSITOR:                    Residential Asset Mortgage Products, Inc.
                              ("RAMP").

TRUSTEE:                      JPMorgan Chase Bank.

MASTER SERVICER:              Residential Funding Corporation (the "Seller",
                              "Master Servicer" or "Residential Funding").

YIELD MAINTENANCE PROVIDER:   Bank of America, N.A (the "Counterparty").

SUBSERVICER:                  Primary servicing will be provided by GMAC
                              Mortgage Corporation ("GMACMC") with respect to
                              approximately 35.5% of the Mortgage Loans, by
                              HomeComings Financial Network, Inc.
                              ("HomeComings") with respect to approximately
                              35.8% of the Mortgage Loans and by Bank of America
                              with respect to approximately 19.7% of the
                              Mortgage Loans. HomeComings is a wholly-owned
                              subsidiary of Residential Funding.

CUT-OFF DATE:                 December 1, 2005.

SETTLEMENT DATE:              On or about December 29, 2005.

DISTRIBUTION DATES:           25th of each month (or the next business day if
                              such day is not a business day) commencing on
                              January 25, 2006.

FORM OF CERTIFICATES:         Book-entry form through DTC, Clearstream and
                              Euroclear.

MINIMUM DENOMINATIONS:        For the Class A and Class M-1 Certificates:
                              $25,000 and integral multiples of $1 in excess
                              thereof. For the Class M-2, Class M-3, Class M-4
                              Class M-5 and Class B Certificates: $250,000 and
                              integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:         It is expected that, as of the Settlement Date,
                              the Class A Certificates will be eligible for
                              purchase by employee benefit plans or other
                              retirement arrangements that are subject to ERISA
                              or section 4975 of the Internal Revenue Code,
                              subject to certain conditions. Investors should
                              consult with their counsel with respect to the
                              consequences under ERISA and the Internal Revenue
                              Code of such a plan's acquisition and ownership of
                              such Certificates.

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LEGAL INVESTMENT:             The Certificates will not constitute
                              "mortgage-related securities" for purposes of the
                              Secondary Mortgage Market Enhancement Act of 1984.

TAX STATUS:                   One or more REMIC elections.

MORTGAGE LOANS:               The Mortgage Loans will consist of primarily first
                              and second lien, fixed-rate and adjustable-rate
                              mortgage loans with an aggregate principal balance
                              of approximately $289,424,491 as of the Cut-off
                              Date.

HOEPA LOANS:                  None of the mortgage loans as of the Cut-off Date
                              by aggregate principal balance are High Cost Loans
                              as defined under the Home Ownership and Equity
                              Protection Act of 1994 (the "Homeownership Act").
                              The Homeownership Act requires certain additional
                              disclosures and other requirements on mortgages
                              subject to the Homeownership Act. Purchasers or
                              assignees of these High Cost Loans could be
                              exposed to all claims and defenses that the
                              mortgagors could assert against the originators of
                              the mortgage loans. Remedies available to the
                              borrower include monetary penalties, as well as
                              rescission rights. Residential Funding
                              Corporation, as seller, will be required to
                              repurchase or substitute for any mortgage loan
                              that violated the Homeownership Act at the time of
                              origination, if that violation adversely affects
                              the interests of the certificateholders in that
                              mortgage loan.

PRICING PREPAYMENT
ASSUMPTION:                   In respect of the fixed rate Mortgage Loans, [23]%
                              HEP and in respect of the adjustable rate Mortgage
                              Loans, [100]% PPC (2% CPR in month 1, building
                              linearly to 30% CPR in month 12, remaining at 30%
                              CPR until month 22, 50% CPR, from month 23 to
                              month 27, and 35% CPR in month 28 and thereafter).
                              The maximum CPR in any one period is 95%.

OPTIONAL CALLS:               If the aggregate principal balance of the Mortgage
                              Loans falls below 10% of their original aggregate
                              principal balance as of the Cut-off Date
                              ("Optional Call"), the Master Servicer may
                              terminate the trust.

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THE PRINCIPAL INVESTMENT
ACTIVITIES PROGRAM:           The mortgage loans included in the trust were
                              acquired and evaluated under Residential Funding's
                              Principal Investment Activities Program ("PIA").
                              The PIA program, among other types of collateral,
                              targets seasoned assets offered in the secondary
                              market. These loans may be called loans (from
                              Residential Funding programs or otherwise), loans
                              acquired as part of portfolio sales, or may be
                              loans with program exceptions or may be secured by
                              unusual property types. The loans may have
                              document deficiencies or have prior and/or current
                              delinquencies or a combination of one or more of
                              the foregoing.

                              The PIA program's process for acquiring a loan is
                              intended to determine whether the characteristics
                              of the loan, the borrower and the collateral,
                              taken as a whole, represent an acceptable lending
                              risk. The factors considered may include:

                              o    the mortgage loan's payment terms and
                                   characteristics;

                              o    the borrower's credit profile, both current
                                   and, if available, at origination;

                              o    an analysis of the mortgagor's ability and
                                   willingness to make full and timely
                                   repayment;

                              o    the value of the mortgaged property, as
                                   evidenced by a broker's price opinion,
                                   statistical value or comparison with real
                                   estate listings of comparable properties; and

                              o    the quality of the available legal
                                   documentation associated with the loan,
                                   including certain aspects of compliance with
                                   relevant laws.

                              PIA's due diligence is tailored to address the
                              particular risk profile of each acquisition.

                              Mortgage loans acquired under the PIA program may
                              have unusual payment terms and characteristics.
                              For example, they may be balloon loans, negative
                              amortization loans, may have some of their
                              payments deferred (documented and undocumented),
                              may provide for simple interest or may adjust
                              based on an uncommon index. The loans may have
                              been modified following a payment delinquency, and
                              as a result the final maturity of the loan may
                              have been extended, or a balloon payment may be
                              required to be paid by the borrower at the
                              maturity of the loan.

                              The values of mortgaged properties securing loans
                              acquired under the PIA program obtained are
                              generally compared to an estimated value, recent
                              listings of comparable properties, statistical
                              values and/or broker's price opinions.

                              The PIA program loans may have missing or
                              defective loan documentation. Mortgage notes,
                              intervening assignments and title insurance may
                              not be included in the related mortgage file.
                              Residential Funding Corporation will not be
                              obligated to repurchase any PIA program loan
                              because of such missing or defective documentation
                              unless the omission or defect materially
                              interferes with the servicer's or master
                              servicer's ability to foreclose on the related
                              mortgaged property.

CREDIT ENHANCEMENT:           A. SUBORDINATION

                              Except as described below, if the Class B
                              Certificates remain outstanding, losses on the
                              Mortgage Loans which are not covered by excess
                              cash flow, overcollateralization or payments
                              received pursuant to the yield maintenance
                              agreement will be allocated to the Class B
                              Certificates and the other classes of Offered
                              Certificates will not bear any portion of such
                              losses, except as described in the prospectus
                              supplement. If none of the Class B Certificates
                              are outstanding, all such losses will be allocated
                              to the Class M Certificates as described in the
                              prospectus supplement. If the M Certificates
                              remain outstanding, losses on the Mortgage Loans
                              which are not covered by excess cash flow,
                              overcollateralization or payments received
                              pursuant to the yield maintenance agreement will
                              be allocated to the Class M Certificates with the
                              lowest payment priority, and the other classes of
                              Offered Certificates will not bear any portion of
                              such losses, except as described in the prospectus
                              supplement. If none of the Class B and Class M
                              Certificates are outstanding, all such losses not
                              covered by excess cash flow, overcollateralization
                              or payments received pursuant to the yield
                              maintenance agreement will be allocated to the
                              Class A Certificates as described in the
                              prospectus supplement

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                                CLASS     INITIAL SUBORDINATION(1)
                              ---------   ------------------------
                               Class A             11.90%
                              Class M-1             7.55%
                              Class M-2             4.50%
                              Class M-3             3.30%
                              Class M-4             2.80%
                              Class M-5             1.80%
                               Class B              1.30%

                              (1)  Assumes the initial Required
                                   Overcollateralization Amount is met.

                              B.   OVERCOLLATERALIZATION ("OC")

                              -------------------------------------------------------------

                              Initial (% Orig.)                                        1.30%
                              Required OC Amount (% original balance) (1)              1.30%
                              Stepdown Required OC Amount (% of current balance) (2)   2.60%
                              OC Floor (% of original balance) (3)                     0.50%
                              OC Holiday                                               None
                              -------------------------------------------------------------

                              (1)  The Required OC Amount on any Distribution
                                   Date will be increased by an amount equal to
                                   the cumulative amount applied in payment of
                                   principal to the Class M-5 and Class B
                                   Certificates under paragraph (9) of "Excess
                                   Cash Flow Distribution" below on previous
                                   Distribution Dates.

                              (2)  Subject to certain trigger events as
                                   specified herein. The Stepdown Required OC
                                   Amount will be increased by an amount equal
                                   to the cumulative amount applied in payment
                                   of principal to the Class M-5 and Class B
                                   Certificates under paragraph (9) of "Excess
                                   Cash Flow Distribution" below on previous
                                   Distribution Dates.

                              (3)  The OC Floor on any Distribution Date will be
                                   increased by an amount equal to the
                                   cumulative amount applied in payment of
                                   principal to the Class M-5 and Class B
                                   Certificates under paragraph (9) of "Excess
                                   Cash Flow Distribution" below on previous
                                   Distribution Dates.

                              C.   EXCESS CASH FLOW

                              For Mortgage Loans, on any Distribution Date, the
                              sum of (a) the excess of the available
                              distribution amount over the sum of (x) the
                              interest distribution amount and (y) the Principal
                              Remittance Amount and (b) any
                              Overcollateralization Reduction Amount.

                              Excess Cash Flow may be used to protect the
                              Offered Certificates against realized losses by
                              making an additional payment of principal up to
                              the amount of the realized losses.

                              D.   YIELD MAINTENANCE AGREEMENT.

                              Any amounts payable under the Yield Maintenance
                              Agreement on each Distribution Date will be
                              distributed pursuant to clauses (2) through (8) of
                              "Excess Cash Flow Distributions, " and in that
                              order, to the extent that Excess Cash Flow is
                              insufficient therefor on such Distribution Date
                              and any remaining amounts will be distributed to
                              the holders of the Class SB Certificates as more
                              fully described in the pooling and servicing
                              agreement.

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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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INTEREST DISTRIBUTIONS:       On each Distribution Date, accrued and unpaid
                              interest (less any prepayment interest shortfalls
                              not covered by compensating interest, Excess Cash
                              Flow or payments under the yield maintenance
                              agreement) will be paid to the holders of
                              Certificates to the extent of the available
                              distribution amount in the following order of
                              priority:

                              (1)  To the Class A Certificates, pro rata;

                              (2)  To the Class M-1 Certificates;

                              (3)  To the Class M-2 Certificates;

                              (4)  To the Class M-3 Certificates;

                              (5)  To the Class M-4 Certificates;

                              (6)  To the Class M-5 Certificates; and

                              (7)  To the Class B Certificates.

PRINCIPAL DISTRIBUTIONS:      The  Principal Distribution Amount will be
                              distributed as follows:

                              (1)  To the Class A-1 Certificates, the Class A
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   A-1 Certificates is reduced to zero;

                              (2)  To the Class A-2 Certificates, the Class A
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   A-2 Certificates is reduced to zero;

                              (3)  To the Class A-3 Certificates, the Class A
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   A-3 Certificates is reduced to zero;

                              (4)  To the Class M-1 Certificates, the Class M-1
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   M-1 Certificates is reduced to zero;

                              (5)  To the Class M-2 Certificates, the Class M-2
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   M-2 Certificates is reduced to zero;

                              (6)  To the Class M-3 Certificates, the Class M-3
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   M-3 Certificates is reduced to zero;

                              (7)  To the Class M-4 Certificates, the Class M-4
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   M-4 Certificates is reduced to zero;

                              (8)  To the Class M-5 Certificates, the Class M-5
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class
                                   M-5 Certificates is reduced to zero; and

                              (9)  To the Class B Certificates, the Class B
                                   Principal Distribution Amount, until the
                                   certificate principal balance of the Class B
                                   Certificates is reduced to zero.

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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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EXCESS CASH FLOW
DISTRIBUTIONS:                On any Distribution Date, the Excess Cash Flow and
                              subsequent recoveries received by the Master
                              Servicer with respect to any defaulted Mortgage
                              Loan will be allocated in the following order of
                              priority:

                              (1)  As part of the Principal Distribution Amount,
                                   to pay to the holders of the Class A
                                   Certificates, and then sequentially to the
                                   holders of the Class M Certificates and Class
                                   B Certificates in their order of priority, in
                                   reduction of their certificate principal
                                   balances, the principal portion of realized
                                   losses previously allocated to reduce the
                                   certificate principal balance of any class of
                                   the Class A, Class M and Class B Certificates
                                   and remaining unreimbursed, but only to the
                                   extent of subsequent recoveries for that
                                   Distribution Date;

                              (2)  As part of the Principal Distribution Amount,
                                   to pay first to the holders of the Class A
                                   Certificates, pro rata, and then to the Class
                                   M Certificates and Class B Certificates, in
                                   their order of payment priority, in reduction
                                   of their Certificate Principal Balances, the
                                   principal portion of Realized Losses for the
                                   preceding calendar month;

                              (3)  To pay to the holders of the Certificates in
                                   respect of principal (in the order of
                                   priority as described above under "Principal
                                   Distributions"), until the Required
                                   Overcollateralization Amount has been
                                   achieved;

                              (4)  To pay to the holders of the Certificates,
                                   pro rata based on accrued certificate
                                   interest otherwise due thereon, the amount of
                                   any Prepayment Interest Shortfalls allocated
                                   thereto for that Distribution Date, to the
                                   extent not covered by the Eligible Master
                                   Servicing Compensation on that Distribution
                                   Date;

                              (5)  To pay to the holders of the Certificates,
                                   pro rata based on the amount of any unpaid
                                   Prepayment Interest Shortfalls previously
                                   allocated thereto, the amount of any
                                   Prepayment Interest Shortfalls remaining
                                   unpaid from prior Distribution Dates with
                                   interest thereon;

                              (6)  To pay pro rata to the holders of the Class A
                                   Certificates, pro rata, based on the amount
                                   of the Net WAC CAP Shortfall Carry-Forward
                                   Amounts previously allocated thereto that
                                   remain unreimbursed, and then sequentially to
                                   the holders of the Class M-1, Class M-2,
                                   Class M-3, Class M-4, Class M-5 and Class B
                                   Certificates, in that order, the amount of
                                   any Net WAC Cap Shortfall Carry-Forward
                                   Amounts;

                              (7)  To pay to the holders of the Certificates,
                                   pro rata based on the amount of any Relief
                                   Act Shortfalls allocated thereto for that
                                   Distribution Date, the amount of any Relief
                                   Act Shortfall occurring in the current
                                   interest accrual period;

                              (8)  To pay to the holders of the Class A
                                   Certificates, pro rata, based on their
                                   respective principal portion of realized
                                   losses previously allocated to those classes
                                   of Certificates and remaining unreimbursed,
                                   and then sequentially to the holders of the
                                   Class M-1, Class M-2, Class M-3, Class M-4,
                                   Class M-5 and Class B Certificates, in that
                                   order, the principal portion of any realized
                                   losses previously allocated thereto that
                                   remain unreimbursed;

                              (9)  To pay to the holders of the Class B and
                                   Class M-5 Certificates, sequentially, as a
                                   payment of principal to the Class B
                                   Certificates 50% of the then remaining Excess
                                   Cash Flow until the certificate principal
                                   balance of the Class B Certificates is
                                   reduced to zero; and

                              (10) Any remaining amount, to pay to the holder of
                                   the Class SB Certificates and Class R
                                   Certificates any balance remaining, in
                                   accordance with the terms of the pooling and
                                   servicing agreement.

                              On any Distribution Date, the amounts described in
                              clause (2) through (8) above will be paid first
                              from Excess Cash Flow for that Distribution Date,
                              other than amounts received by the trust under the
                              Yield Maintenance Agreement, and second from
                              amounts received by the trust under the Yield
                              Maintenance Agreement.

INTEREST ACCRUAL PERIOD:      From and including the preceding Distribution Date
                              (for the first accrual period, the Settlement
                              Date) up to but excluding the current Distribution
                              Date, on an actual/360 basis.

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PASS-THROUGH RATES:           o    The Class A-1 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 0.140% (the "Class A-1 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 2 times the Class A-1
                                   Margin, (y) the Net WAC Cap Rate and (z)
                                   [14.00]%.

                              o    The Class A-2 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 0.300% (the "Class A-2 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 2 times the Class A-2
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class A-3 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 0.400% (the "Class A-3 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 2 times the Class A-3
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class M-1 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 0.500% (the "Class M-1 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 1.5 times the Class M-1
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class M-2 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 0.750% (the "Class M-2 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 1.5 times the Class M-2
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class M-3 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 2.000% (the "Class M-3 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 1.5 times the Class M-3
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class M-4 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 2.500% (the "Class M-4 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 1.5 times the Class M-4
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class M-5 Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 2.500% (the "Class M--5 Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 1.5 times the Class M-5
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

                              o    The Class B Pass-Through Rate will be a per
                                   annum rate equal to the least of (x) for any
                                   Distribution Date which occurs prior to the
                                   second Distribution Date after the first
                                   possible Optional Call Date, One-Month LIBOR
                                   plus 2.500% (the "Class B Margin"), and
                                   beginning on the second Distribution Date
                                   after the first possible Optional Call Date,
                                   One-Month LIBOR plus 1.5 times the Class B
                                   Margin, (y) the Net WAC Cap Rate, and (z)
                                   [14.00]%.

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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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NET WAC CAP RATE:             The Pass-Through Rate of each class of the Offered
                              Certificates with respect to any Distribution Date
                              will be subject to a cap equal to the product of
                              (i) the weighted average of the Net Mortgage Rates
                              of the Mortgage Loans as of the end of the
                              calendar month immediately preceding the month in
                              which such Distribution Date occurs and (ii) a
                              fraction, the numerator of which is 30 and the
                              denominator of which is the actual number of days
                              in the interest accrual period. For any
                              Distribution Date on which the Pass-Through Rate
                              on any class of the Offered Certificates is
                              limited to the Net WAC Cap Rate, the resulting
                              shortfall will carry forward with interest
                              thereon, subject to a maximum of [14.00]% per
                              annum (the "Net WAC Cap Rate Shortfall
                              Carry-Forward Amount").

NET WAC CAP RATE SHORTFALL:   With respect to any class of the Offered
                              Certificates, and any Distribution Date on which
                              the Net WAC Cap Rate is used to determine the
                              Pass-Through Rate of that class of Certificates,
                              an amount equal to the excess of (i) accrued
                              certificate interest calculated at the
                              Pass-Through Rate that would otherwise be
                              applicable if the Net WAC Cap Rate did not apply,
                              provided that this rate does not exceed [14.00]%
                              per annum over (ii) accrued certificate interest
                              calculated using the Net WAC Cap Rate.

WEIGHTED AVERAGE MONTHLY
FEES:                         Master servicing fee and sub-servicing fee of
                              approximately 0.45165%.

NET MORTGAGE RATE:            With respect to any mortgage loan, the mortgage
                              rate thereon minus the rates at which the master
                              servicing and subservicing fees are paid.

ELIGIBLE MASTER SERVICING
COMPENSATION:                 For any Distribution Date, an amount equal to the
                              lesser of (a) one-twelfth of 0.125% of the stated
                              principal balance of the mortgage loans
                              immediately preceding that Distribution Date, and
                              (b) the sum of the Master Servicing Fee payable to
                              the Master Servicer in respect of its master
                              servicing activities and reinvestment income
                              received by the Master Servicer on amounts payable
                              with respect to that Distribution Date with
                              respect to the mortgage loans.

RELIEF ACT SHORTFALLS:        With respect to any Distribution Date, the
                              shortfall, if any, in collections of interest
                              resulting from the Servicemembers Civil Relief Act
                              or any similar legislation or regulation. Relief
                              Act Shortfalls will be covered by available Excess
                              Cash Flow and payments under the yield maintenance
                              agreement in the current period only. Any Relief
                              Act Shortfalls allocated to the Offered
                              Certificates for the current period not covered by
                              Excess Cash Flow and payments under the yield
                              maintenance agreement in the current period will
                              remain unpaid. Relief Act Shortfalls will be
                              allocated on a pro rata basis among the Offered
                              Certificates in accordance with the amount of
                              accrued certificate interest that would have
                              accrued absent these shortfalls.

PREPAYMENT INTEREST
SHORTFALLS:                   With respect to any Distribution Date, the
                              aggregate shortfall, if any, in collections of
                              interest resulting from mortgagor prepayments on
                              the Mortgage Loans during the preceding calendar
                              month. These shortfalls will result because
                              interest on prepayments in full is distributed
                              only to the date of prepayment, and because no
                              interest is distributed on prepayments in part, as
                              these prepayments in part are applied to reduce
                              the outstanding principal balance of the mortgage
                              loans as of the due date immediately preceding the
                              date of prepayment. No assurance can be given that
                              the amounts available to cover Prepayment Interest
                              Shortfalls will be sufficient therefore.

ADVANCES:                     The Master Servicer will advance delinquent
                              principal and interest to the extent the advance
                              is determined to be recoverable from future
                              collections on the relevant mortgage loan.

OVERCOLLATERALIZATION
AMOUNT:                       With respect to any Distribution Date, the excess,
                              if any, of the aggregate stated principal balance
                              of the Mortgage Loans before giving effect to
                              distributions of principal to be made on that
                              Distribution Date, over the aggregate certificate
                              principal balance of the Class A Certificates and
                              the Subordinate Certificates, as of such date,
                              before taking into account distributions of
                              principal to be made on that Distribution Date.

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                                                                              10

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                       With respect to any Distribution Date and the
                              Mortgage Loans, (a) if such Distribution Date is
                              prior to the Stepdown Date, the sum of (i) 1.30%
                              of the aggregate stated principal balance of the
                              Mortgage Loans as of the Cut-Off Date, and (ii) an
                              amount equal to the cumulative amount applied in
                              payment of principal to the Class M-5 and Class B
                              Certificates under paragraph (9) of "Excess Cash
                              Flow Distribution" above on previous Distribution
                              Dates, or (b) if such Distribution Date is on or
                              after the Stepdown Date, the greater of (i) (1)
                              5.60% of the then current aggregate stated
                              principal balance of the Mortgage Loans as of the
                              end of the due period, over (2) the principal
                              balance of the Class M-5 and Class B Certificates,
                              or (ii) the Overcollateralization Floor and an
                              amount equal to the cumulative amount applied in
                              payment of principal to the Class M-5 and Class B
                              Certificates under paragraph (9) of "Excess Cash
                              Flow Distributions," provided, however, that if a
                              Trigger Event is in effect on any Distribution
                              Date, the Required Overcollateralization Amount
                              shall equal the sum of (1) Required
                              Overcollateralization Amount from the immediately
                              preceding Distribution Date and (2) the amount
                              applied in payment of principal to the Class M-5
                              and Class B Certificates under paragraph (9) of
                              "Excess Cash Flow Distribution" above on the
                              previous Distribution Date.

TRIGGER EVENT (1):            A Trigger Event is in effect on any Distribution
                              Date if either (i) the three month average of the
                              Sixty-Plus Delinquency Percentage, as determined
                              on that Distribution Date and the immediately
                              preceding two Distribution Dates, equals or
                              exceeds [44.25]% of the Senior Enhancement
                              Percentage, or (ii) aggregate amount of realized
                              losses on the Mortgage Loans as a percentage of
                              the initial aggregate principal balance of the
                              Mortgage Loans as of the Cut-off Date exceed the
                              applicable amount set forth below:

                              --------------------------------------------------
                              Months 37-48   [1.75]% in the first month plus an
                                             additional 1/12th of [1.10]% for
                                             every month thereafter
                              Months 49-60   [2.85]% in the first month plus an
                                             additional 1/12th of [0.90]% for
                                             every month thereafter
                              Months 61-72   [3.75]% in the first month plus an
                                             additional 1/12th of [0.50]% for
                                             every month thereafter
                              Month 73+      [4.25]%
                              --------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                   With respect to any Distribution Date, the
                              fraction, expressed as a percentage, equal to (x)
                              the aggregate stated principal balance of the
                              Mortgage Loans that are 60 or more days delinquent
                              in payment of principal and interest for that
                              Distribution Date, including mortgage loans in
                              foreclosure and REO, over (y) the aggregate stated
                              principal balance of all of the Mortgage Loans
                              immediately preceding that Distribution Date.

SENIOR ENHANCEMENT
PERCENTAGE:                   For any Distribution Date, the percentage obtained
                              by dividing (x) the sum of (i) the aggregate
                              certificate principal balance of the Subordinate
                              Certificates and (ii) the Overcollateralization
                              Amount, in each case prior to the distribution of
                              the Principal Distribution Amount on such
                              Distribution Date, by (y) the aggregate stated
                              principal balance of the Mortgage Loans after
                              giving effect to distributions to be made on that
                              Distribution Date.

OVERCOLLATERALIZATION
FLOOR:                        An amount equal to the 0.50% of the aggregate
                              stated principal balance of the Mortgage Loans as
                              of the Cut-off.

----------
(1)  Percentages for Delinquency and Cumulative Loss Trigger Events are subject to rating agency confirmation

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                                                                              11

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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OVERCOLLATERALIZATION
REDUCTION AMOUNT:             For any Distribution Date for which the Excess
                              Overcollateralization Amount is, or would be,
                              after taking into account all other distributions
                              to be made on that Distribution Date, greater than
                              zero, an amount equal to the lesser of (i) the
                              Excess Overcollateralization Amount for that
                              Distribution Date and (ii) the Principal
                              Remittance Amount for that Distribution Date.

EXCESS
OVERCOLLATERALIZATION
AMOUNT:                       For any Distribution Date, the excess, if any, of
                              the Overcollateralization Amount over the Required
                              Overcollateralization Amount.

PRINCIPAL REMITTANCE
AMOUNT:                       With respect to any distribution date, the sum of
                              the amounts described in clauses (b)(i), (b)(ii)
                              and (b)(iii) of the definition of Principal
                              Distribution Amount for that distribution date.

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                                                                              12

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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PRINCIPAL DISTRIBUTION
AMOUNT:                       On any distribution date, the lesser of (a) the
                              excess of (x) the Available Distribution Amount
                              over (y) the Interest Distribution Amount and (b)
                              the sum of the following:

                              (i) the principal portion of all scheduled monthly
                              payments on the mortgage loans received or
                              Advanced with respect to the due period;

                              (ii) the principal portion of all proceeds of the
                              repurchase of mortgage loans, or, in the case of a
                              substitution, amounts representing a principal
                              adjustment, as required by the pooling and
                              servicing agreement during the preceding calendar
                              month;

                              (iii) the principal portion of all other
                              unscheduled collections, received on the mortgage
                              loans during the preceding calendar month other
                              than Subsequent Recoveries, including, without
                              limitation full and partial Principal Prepayments
                              made by the respective mortgagors, to the extent
                              not distributed in the preceding month;

                              (iv) the lesser of (a) Subsequent Recoveries for
                              that distribution date and (b) the principal
                              portion of any Realized Losses allocated to any
                              class of offered certificates on a prior
                              distribution date and remaining unpaid below;

                              (v) the sum of (I) the lesser of (a) Excess Cash
                              Flow for that distribution date, to the extent not
                              used in clause (iv) above on such distribution
                              date, and (b) the principal portion of any
                              Realized Losses incurred, or deemed to have been
                              incurred, on any mortgage loans in the calendar
                              month preceding that distribution date to the
                              extent covered by Excess Cash Flow for that
                              distribution date and (II) the principal portion
                              of any Realized Losses incurred on the mortgage
                              loans in the calendar month preceding that
                              distribution date to the extent covered by
                              payments made by the yield maintenance agreement
                              provider; and

                              (vi) the sum of (I) lesser of (a) Excess Cash Flow
                              for that distribution date, to the extent not used
                              pursuant to clauses (iv) and (v) above on such
                              distribution date and (b) the amount of any
                              Overcollateralization Increase Amount for that
                              distribution date to the extent covered by Excess
                              Cash Flow (provided, that for the purpose of this
                              clause (vi), the Overcollateralization Increase
                              Amount will be calculated without giving effect to
                              the availability of clause ninth and tenth under
                              "Excess Cash Flow Distributions") for that
                              distribution date and (II) the amount of any
                              Overcollateralization Increase Amount for that
                              distribution date to the extent covered by
                              payments made by the yield maintenance agreement
                              provider;

                              minus

                              (vii) the amount of any Overcollateralization
                              Reduction Amount for that distribution date;

                              (viii) the Capitalization Reimbursement Amount for
                              such distribution date; and

                              (ix) certain other amounts with respect to
                              deferred interest paid out of principal
                              collections on negative amortization loans as set
                              forth in the pooling and servicing agreement

                              In no event will the Principal Distribution Amount
                              on any distribution date be less than zero or
                              greater than the aggregate outstanding Certificate
                              Principal Balance of the Class A Certificates,
                              Class M Certificates and Class B Certificates.

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                                                                              13

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the Principal Distribution
                              Amount for that Distribution Date or (ii) on or
                              after the Stepdown Date if a Trigger Event is not
                              in effect for that Distribution Date, the lesser
                              of:

                              o    the Principal Distribution Amount for that
                                   Distribution Date; and

                              o    the excess, if any, of (A) the aggregate
                                   certificate principal balance of the Class A
                                   Certificates immediately prior to that
                                   Distribution Date over (B) the lesser of (x)
                                   the product of (1) the applicable
                                   Subordination Percentage and (2) the
                                   aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the Mortgage Loans after giving
                                   effect to distributions to be made on that
                                   Distribution Date, less the
                                   Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date
                              after distribution of the Class A Principal
                              Distribution Amount or (ii) on or after the
                              Stepdown Date if a Trigger Event is not in effect
                              for that Distribution Date, the lesser of:

                              o    the remaining Principal Distribution Amount
                                   for that Distribution Date after distribution
                                   of the Class A Principal Distribution Amount;
                                   and the excess, if any, of (A) the sum of (1)
                                   the aggregate certificate principal balance
                                   of the Class A Certificates (after taking
                                   into account the distribution of the Class A
                                   Principal Distribution Amount for that
                                   Distribution Date) and (2) the certificate
                                   principal balance of the Class M-1
                                   Certificates immediately prior to that
                                   Distribution Date over (B) the lesser of (x)
                                   the product of (1) the applicable
                                   Subordination Percentage and (2) the
                                   aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to the
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the mortgage loans after giving
                                   effect to the distributions to be made on
                                   that Distribution Date, less the
                                   Overcollateralization Floor.

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                                                                              14

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date
                              after distribution of the Class A Principal
                              Distribution Amount and Class M-1 Principal
                              Distribution Amount or (ii) on or after the
                              Stepdown Date if a Trigger Event is not in effect
                              for that Distribution Date, the lesser of:

                              o    the remaining Principal Distribution Amount
                                   for that Distribution Date after distribution
                                   of the Class A Principal Distribution Amount
                                   and Class M-1 Principal Distribution Amount;
                                   and

                              o    the excess, if any, of (A) the sum of (1) the
                                   aggregate certificate principal balance of
                                   the Class A Certificates and Class M-1
                                   Certificates (after taking into account the
                                   distribution of the Class A Principal
                                   Distribution Amount and Class M-1 Principal
                                   Distribution Amount for that Distribution
                                   Date) and (2) the certificate principal
                                   balance of the Class M-2 Certificates
                                   immediately prior to that Distribution Date
                                   over (B) the lesser of (x) the product of (1)
                                   the applicable Subordination Percentage and
                                   (2) the aggregate stated principal balance of
                                   the Mortgage Loans after giving effect to
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the mortgage loans after giving
                                   effect to distributions to be made on that
                                   Distribution Date, less the
                                   Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date
                              after distribution of the Class A Principal
                              Distribution Amount, Class M-1 Principal
                              Distribution Amount and Class M-2 Principal
                              Distribution Amount or (ii) on or after the
                              Stepdown Date if a Trigger Event is not in effect
                              for that Distribution Date, the lesser of:

                              o    the remaining Principal Distribution Amount
                                   for that Distribution Date after distribution
                                   of the Class A Principal Distribution Amount,
                                   Class M-1 Principal Distribution Amount and
                                   Class M-2 Principal Distribution Amount; and

                              o    the excess, if any, of (A) the sum of (1) the
                                   aggregate certificate principal balance of
                                   the Class A Certificates, Class M-1
                                   Certificates and Class M-2 Certificates
                                   (after taking into account the distribution
                                   of the Class A Principal Distribution Amount,
                                   Class M-1 Principal Distribution Amount and
                                   Class M-2 Principal Distribution Amount for
                                   that Distribution Date) and (2) the
                                   certificate principal balance of the Class
                                   M-3 Certificates immediately prior to that
                                   Distribution Date over (B) the lesser of (x)
                                   the product of (1) the applicable
                                   Subordination Percentage and (2) the
                                   aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the Mortgage Loans after giving
                                   effect to distributions to be made on that
                                   Distribution Date, less the
                                   Overcollateralization Floor.

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                                                                              15

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date
                              after distribution of the Class A Principal
                              Distribution Amount, Class M-1 Principal
                              Distribution Amount, Class M-2 Principal
                              Distribution Amount and Class M-3 Principal
                              Distribution Amount or (ii) on or after the
                              Stepdown Date if a Trigger Event is not in effect
                              for that Distribution Date, the lesser of:

                              o    the remaining Principal Distribution Amount
                                   for that Distribution Date after distribution
                                   of the Class A Principal Distribution Amount,
                                   Class M-1 Principal Distribution Amount,
                                   Class M-2 Principal Distribution Amount and
                                   Class M-3 Principal Distribution Amount; and

                              o    the excess, if any, of (A) the sum of (1) the
                                   aggregate certificate principal balance of
                                   the Class A Certificates, Class M-1
                                   Certificates, Class M-2 Certificates and
                                   Class M-3 Certificates (after taking into
                                   account the distribution of the Class A
                                   Principal Distribution Amount, Class M-1
                                   Principal Distribution Amount, Class M-2
                                   Principal Distribution Amount and Class M-3
                                   Principal Distribution Amount for that
                                   Distribution Date) and (2) the certificate
                                   principal balance of the Class M-4
                                   Certificates immediately prior to that
                                   Distribution Date over (B) the lesser of (x)
                                   the product of (1) the applicable
                                   Subordination Percentage and (2) the
                                   aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the mortgage loans after giving
                                   effect to distributions to be made on that
                                   Distribution Date, less the
                                   Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date
                              after distribution of the Class A Principal
                              Distribution Amount, Class M-1 Principal
                              Distribution Amount, Class M-2 Principal
                              Distribution Amount, Class M-3 Principal
                              Distribution Amount and Class M-4 Principal
                              Distribution Amount or (ii) on or after the
                              Stepdown Date if a Trigger Event is not in effect
                              for that Distribution Date, the lesser of:

                              o    the remaining Principal Distribution Amount
                                   for that Distribution Date after distribution
                                   of the Class A Principal Distribution Amount,
                                   Class M-1 Principal Distribution Amount,
                                   Class M-2 Principal Distribution Amount,
                                   Class M-3 Principal Distribution Amount and
                                   Class M-4 Principal Distribution Amount; and

                              o    the excess, if any, of (A) the sum of (1) the
                                   aggregate certificate principal balance of
                                   the Class A Certificates, Class M-1
                                   Certificates, Class M-2 Certificates, Class
                                   M-3 Certificates and Class M-4 Certificates
                                   (after taking into account the distribution
                                   of the Class A Principal Distribution Amount,
                                   Class M-1 Principal Distribution Amount,
                                   Class M-2 Principal Distribution Amount,
                                   Class M-3 Principal Distribution Amount and
                                   Class M-4 Principal Distribution Amount for
                                   that Distribution Date) and (2) the
                                   certificate principal balance of the Class
                                   M-5 Certificates immediately prior to that
                                   Distribution Date over (B) the lesser of (x)
                                   the product of (1) the applicable
                                   Subordination Percentage and (2) the
                                   aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the mortgage loans after giving
                                   effect to distributions to be made on that
                                   Distribution Date, less the
                                   Overcollateralization Floor.

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                                                                              16

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CLASS B PRINCIPAL
DISTRIBUTION AMOUNT:          With respect to any Distribution Date (i) prior to
                              the Stepdown Date or on or after the Stepdown Date
                              if a Trigger Event is in effect for that
                              Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date
                              after distribution of the Class A Principal
                              Distribution Amount, Class M-1 Principal
                              Distribution Amount, Class M-2 Principal
                              Distribution Amount, Class M-3 Principal
                              Distribution Amount, Class M-4 Principal
                              Distribution Amount and Class M-5 Principal
                              Distribution Amount or (ii) on or after the
                              Stepdown Date if a Trigger Event is not in effect
                              for that Distribution Date, the lesser of:

                              o    the remaining Principal Distribution Amount
                                   for that Distribution Date after distribution
                                   of the Class A Principal Distribution Amount,
                                   Class M-1 Principal Distribution Amount,
                                   Class M-2 Principal Distribution Amount,
                                   Class M-3 Principal Distribution Amount and
                                   Class M-4 Principal Distribution Amount and
                                   Class M-5 Principal Distribution Amount; and

                              o    the excess, if any, of (A) the sum of (1) the
                                   aggregate certificate principal balance of
                                   the Class A Certificates, Class M-1
                                   Certificates, Class M-2 Certificates, Class
                                   M-3 Certificates, Class M-4 Certificates and
                                   Class M-5 Certificates (after taking into
                                   account the distribution of the Class A
                                   Principal Distribution Amount, Class M-1
                                   Principal Distribution Amount, Class M-2
                                   Principal Distribution Amount, Class M-3
                                   Principal Distribution Amount, Class M-4
                                   Principal Distribution Amount and Class M-5
                                   Principal Distribution Amount for that
                                   Distribution Date) and (2) the certificate
                                   principal balance of the Class B Certificates
                                   immediately prior to that Distribution Date
                                   over (B) the lesser of (x) the product of (1)
                                   the applicable Subordination Percentage and
                                   (2) the aggregate stated principal balance of
                                   the Mortgage Loans after giving effect to
                                   distributions to be made on that Distribution
                                   Date and (y) the aggregate stated principal
                                   balance of the mortgage loans after giving
                                   effect to distributions to be made on that
                                   Distribution Date, less the
                                   Overcollateralization Floor.

SUBORDINATION PERCENTAGE:     As to any class of Class A Certificates or
                              Subordinate Certificates, two times the percentage
                              set forth for such Certificates as set out under
                              "Credit Enhancement - Subordination" above.

STEPDOWN DATE:                The later to occur of (x) the Distribution Date in
                              January 2009 and (y) the first Distribution Date
                              on which the aggregate stated principal balance of
                              the Mortgage Loans as of the end of the due period
                              is less than one-half of the aggregate stated
                              principal balance of the Mortgage Loans as of the
                              Cut-off Date.

SUBSEQUENT RECOVERIES:        Subsequent recoveries, net of reimbursable
                              expenses, with respect to mortgage loans that have
                              been previously liquidated and that have resulted
                              in a realized loss.

ALLOCATION OF LOSSES:         Losses with respect to the Mortgage Loans, will be
                              allocated first to reduce any Excess Cash Flow,
                              second, to reduce amounts available from the yield
                              maintenance agreement, third, to reduce the
                              Overcollateralization Amount, fourth, to the Class
                              B, Class M-5, Class M-4, Class M-3, Class M-2 and
                              Class M-1 Certificates, in that order, in each
                              case until the certificate principal balance
                              thereof is reduced to zero, and fifth, to the
                              Class A Certificates, pro rata, until the
                              certificate principal balance thereof is reduced
                              to zero.

PROSPECTUS:                   The Class A and Class M Certificates will be
                              offered pursuant to a Prospectus which includes a
                              Prospectus Supplement (together, the
                              "Prospectus"). Additional information with respect
                              to the Class A and Class M Certificates and the
                              mortgage loans is contained in the Prospectus. The
                              foregoing is qualified in its entirety by the
                              information appearing in the Prospectus.

--------------------------------------------------------------------------------
                                                                              17

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                           YIELD MAINTENANCE AGREEMENT

YIELD MAINTENANCE AGREEMENT: On the Closing Date, the Trustee will enter into a
Yield Maintenance Agreement with Bank of America, N.A. (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the tables below and (b) the aggregate outstanding certificate principal balance of the Offered Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.37% beginning with the Distribution Date in January 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.

Any amounts received by the trust under the Yield Maintenance Agreement on any
Distribution Date will be paid as part of Excess Cash Flow pursuant to the priority set forth above under "Excess Cash Flow Distributions".

YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE SCHEDULE:

PERIOD   NOTIONAL BALANCE
------   ----------------
   1      247,039,403.98
   2      241,981,743.56
   3      236,645,236.87
   4      231,288,983.22
   5      225,502,270.13
   6      220,060,372.32
   7      214,655,235.70
   8      209,290,017.21
   9      203,955,902.23
  10      198,670,869.64
  11      193,515,264.87
  12      188,487,561.70
  13      183,592,031.35
  14      178,806,743.67
  15      172,831,046.66
  16      167,282,124.05
  17      129,216,833.13
  18      125,907,244.20
  19      122,692,600.59
  20      119,552,908.05
  21      115,950,889.22
  22       93,885,331.57
  23       91,596,625.97
  24       89,298,283.07
  25       87,144,943.55
  26       85,033,598.81
  27       82,485,585.62
  28       79,985,735.36
  29       77,079,477.27
  30       75,257,197.07
  31       73,477,324.65
  32       71,738,873.77
  33       69,564,613.89
  34       67,387,738.53
  35       65,803,221.09
  36       64,255,151.69
  37       62,742,699.27
  38       61,265,051.77
  39       59,821,415.65
  40       58,411,015.49
  41       57,033,093.58
  42       55,686,909.49
  43       54,371,739.66
  44       53,086,877.06
  45       51,831,630.76
  46       50,569,999.98
  47       49,373,270.97
  48       48,160,428.44
  49       46,957,683.18
  50       45,845,528.38
  51       44,758,990.80
  52       43,697,488.53
  53       42,548,203.88
  54       41,538,986.97
  55       40,361,745.19
  56       39,330,399.78
  57       38,398,438.58
  58       37,490,408.07
  59       36,603,166.91
  60       35,736,248.42

--------------------------------------------------------------------------------
                                                                              18

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

             TOTAL MORTGAGE LOANS BY NOTIONAL CREDIT CLASSIFICATION

CATEGORY:                            PRIME        A/ALT A       INSURED         A-         SUBPRIME        TOTAL
------------------------------   ------------   -----------   ----------   -----------   -----------   ------------

PERCENT OF TOTAL:                       46.09%        21.33%        1.27%        17.51%        13.80%        100.00%
FIXED:                                  61.11%        39.04%       94.96%        38.93%        36.12%         49.50%
ARM:                                    38.89%        60.96%        5.04%        61.07%        63.88%         50.50%
CURRENT BALANCE:                 $133,388,664   $61,728,741   $3,682,639   $50,679,483   $39,944,965   $289,424,491
LOAN COUNT:                               974           544           27           487           373          2,405
AVERAGE BALANCE:                 $    136,949   $   113,472   $  136,394   $   104,065   $   107,091   $    120,343
WAM (MOS):                                306           309          321           305           313            308
WA AGE (MOS):                              32            33           27            34            35             33
WA ORIG. TERM (MOS):                      338           342          348           340           348            341
BALLOON:                                 9.46%        21.13%        0.00%        27.51%        18.22%         16.20%
FIRST LIEN:                             98.17%        98.77%      100.00%        97.92%        99.19%         98.42%
WA FICO (NON-ZERO):                       723           643          573           600           553            659
WA ORIGINAL LTV:                        77.89         80.60        94.47         81.39         82.09          79.87
WA CURRENT LTV:                         74.70         78.01        91.82         78.78         79.65          77.02
WA COUPON:                              7.121         8.001        7.442         8.304         8.415          7.698
WA MARGIN (ARMS ONLY):                  4.957         5.618        4.663         6.114         5.909          5.538
OWNER OCCUPIED:                         87.02%        93.29%       92.03%        94.34%        91.22%         90.28%
PURCHASE:                               50.32%        37.88%       60.97%        41.87%        41.06%         45.04%
EQUITY REFINANCE:                       36.41%        52.84%       22.92%        48.08%        47.14%         43.27%
RATE/TERM REFINANCE:                    13.27%         9.28%       16.10%        10.04%        11.80%         11.69%

The above notional credit classifications of the loans has been prepared on the following basis:

CLASSIFICATION          FICO          12 MONTHS MORTGAGE HISTORY
--------------          ----          --------------------------
     Prime              660+                    0 x 30
    A/Alt A             620+                  Max 2 x 30
    Insured      Insured balance after first two classifications
       A-               580+                    0 x 60
   Sub-prime         Balance after first four classifications

*    Characteristics as of the Cut-off Date

--------------------------------------------------------------------------------
                                                                              19

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                                 MORTGAGE LOANS

Aggregate Outstanding Principal Balance   $289,424,491
Aggregate Original Principal Balance      $305,959,958
Number of Mortgage Loans                         2,405

                                  AVERAGE (1)   MINIMUM     MAXIMUM
                                  -----------   -------   ----------
Original Principal Balance          $127,218    $10,000   $1,324,500
Outstanding Principal Balance       $120,343    $ 1,480   $1,313,205

                                  WEIGHTED AVERAGE (2)    MINIMUM      MAXIMUM
                                  --------------------   ---------   ----------
Original Term (mos)                    341 months        84 months   360 months
Stated remaining Term (mos)            308 months        11 months   359 months
Loan Age (mos)                          33 months         1 month    317 months
Current Interest Rate                    7.698%            4.250%      16.350%
Original Loan-to-Value (3)               79.87%            11.00%      115.00%
Current Loan-to-Value (4) (6)            77.02%             4.00%      114.00%
Credit Score (5)                           659               501          825

                                   EARLIEST      LATEST
                                  ----------   ---------
Maturity Date                     11/15/2006   11/1/2035

                                  NUMBER OF LOANS   PRINCIPAL BALANCE   % OF PRINCIPAL BALANCE
                                  ---------------   -----------------   ----------------------

Fully Amortizing                       1,898           $204,619,981             70.70%
Balloon                                  372           $ 46,878,317             16.20%
Interest Only                            105           $ 31,525,810             10.89%
Negative Amotization                      30           $  6,400,383              2.21%

Loans with Pledged Assets                  0           $          0              0.00%
Cooperatives                              20           $  4,162,746              1.44%
Condotels                                  0           $          0              0.00%
Modified Loans                            60           $ 13,043,359              4.51%

Loans with DTI Greater Than 60%           55           $ 11,136,924              3.85%

DELINQUENCY STATUS                % OF PRINCIPAL BALANCE
------------------                ----------------------
Current                                   100.00%
31-60 days                                  0.00%

1)   Sum of Principal Balance divided by total number of loans.

2)   Weighted by Outstanding Principal Balance.

3)   In the above Summary Table and the following mortgage loan tables, the original loan-to-value ratio has been calculated based on the original principal balance of the relevant combined first and second lien (if applicable) mortgage loan divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and
     (ii) in the case of a purchase loan, the original sales price of the relevant property. Second lien mortgage loans represent 1.58% of the portfolio.

4)   In the above Summary Table and the following mortgage loan tables, the current loan-to-value ratio has been calculated based on the principal balance of the relevant combined first and second lien (if applicable)
     mortgage loan as at the Cut-off Date divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property. Second lien mortgage loans represent 1.58% of the portfolio.

5)   Minimum and Weighting only for loans with scores.

6)   With respect to each of the Mortgage Loans indicated in the above table as having a current loan-to value greater than 125% (computed on the basis of the original value of the property), a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 115% or less.

--------------------------------------------------------------------------------
                                                                              20

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                          MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
CREDIT SCORES                      LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

500 to 519                            32       3,766,247        1.30%       117,695       511       86.88       25
520 to 539                            52       6,055,621        2.09%       116,454       530       81.47       36
540 to 559                           126      14,206,699        4.91%       112,752       551       81.55       30
560 to 579                           169      17,467,994        6.04%       103,361       571       82.84       39
580 to 599                           248      27,120,092        9.37%       109,355       591       82.24       34
600 to 619                           249      24,394,169        8.43%        97,969       609       81.63       35
620 to 639                           252      25,530,642        8.82%       101,312       630       80.18       37
640 to 659                           295      35,292,224       12.19%       119,635       649       81.38       30
660 to 679                           216      24,893,832        8.60%       115,249       670       79.56       31
680 to 699                           184      24,818,594        8.58%       134,884       690       79.06       32
700 to 719                           155      22,119,116        7.64%       142,704       708       79.58       36
720 to 739                           110      14,534,857        5.02%       132,135       728       75.98       25
740 to 759                            99      15,188,285        5.25%       153,417       748       77.35       29
760 or greater                       211      33,253,354       11.49%       157,599       784       75.48       34
Not Available                          7         782,765        0.27%       111,824         0       73.96       12
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

*    For substantially all of the Mortgage Loans, the Credit Score was updated prior to cut-off date.

As of the cut-off date, the weighted average Credit Score of the Mortgage Loans will be approximately 659.

--------------------------------------------------------------------------------
                                                                              21

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF ORIGINAL MORTGAGE        MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
LOAN PRINCIPAL BALANCES            LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

$50,000 or less                      660      19,560,555        6.76%         29,637      646       74.23       72
$50,001 to $100,000                  778      51,201,642       17.69%         65,812      645       82.61       57
$100,001 to $150,000                 345      40,962,463       14.15%        118,732      644       84.62       34
$150,001 to $200,000                 235      39,292,909       13.58%        167,204      648       82.18       26
$200,001 to $250,000                 109      22,570,294        7.80%        207,067      659       81.04       26
$250,001 to $300,000                  71      18,385,396        6.35%        258,949      654       80.76       23
$300,001 to $350,000                  43      13,573,556        4.69%        315,664      662       78.36       23
$350,001 to $400,000                  52      18,328,477        6.33%        352,471      689       76.38       33
$400,001 to $450,000                  28      11,628,282        4.02%        415,296      673       77.94       21
$450,001 to $500,000                  20       9,220,978        3.19%        461,049      656       79.23       20
$500,001 to $550,000                  19       9,821,395        3.39%        516,916      655       75.98        9
$550,001 to $600,000                  10       5,685,520        1.96%        568,552      692       81.29        7
$600,001 to $650,000                   5       3,131,805        1.08%        626,361      695       63.73       28
$650,001 to $700,000                   6       4,061,860        1.40%        676,977      674       76.58        7
$700,001 to $750,000                   6       4,246,215        1.47%        707,702      721       75.70        8
$750,001 to $800,000                   3       2,257,566        0.78%        752,522      713       69.25       29
$800,001 to $850,000                   3       2,461,603        0.85%        820,534      644       77.53       13
$900,001 to $950,000                   1         940,686        0.33%        940,686      686       71.00        9
$950,001 to $1,000,000                 6       5,889,102        2.03%        981,517      714       69.49        6
$1,050,001 to $1,100,000               1       1,093,188        0.38%      1,093,188      674       68.00        6
$1,150,001 to $1,200,000               1       1,196,312        0.41%      1,196,312      720       65.00        3
$1,250,001 to $1,300,000               1       1,291,938        0.45%      1,291,938      774       81.00        7
$1,300,001 to $1,350,000               2       2,622,751        0.91%      1,311,375      731       78.00        7
                                   -----     -----------      ------       ---------      ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%        120,343      659       79.87       33
                                   -----     -----------      ------       ---------      ---       -----      ---

--------------------------------------------------------------------------------
                                                                              22

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF CURRENT MORTGAGE         MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
LOAN PRINCIPAL BALANCES            LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

$50,000 or less                      787      24,882,462        8.60%         31,617      648       74.87       75
$50,001 to $100,000                  690      49,200,334       17.00%         71,305      644       82.95       56
$100,001 to $150,000                 354      43,685,191       15.09%        123,404      649       84.53       40
$150,001 to $200,000                 218      37,859,895       13.08%        173,669      645       81.99       25
$200,001 to $250,000                  93      20,659,204        7.14%        222,142      658       80.93       21
$250,001 to $300,000                  66      18,123,123        6.26%        274,593      660       80.49       19
$300,001 to $350,000                  46      14,880,265        5.14%        323,484      668       78.79       28
$350,001 to $400,000                  45      16,777,453        5.80%        372,832      679       74.98       19
$400,001 to $450,000                  25      10,622,022        3.67%        424,881      673       80.42       14
$450,001 to $500,000                  17       8,034,603        2.78%        472,624      655       79.09       11
$500,001 to $550,000                  20      10,371,076        3.58%        518,554      658       76.57        9
$550,001 to $600,000                  10       5,725,327        1.98%        572,533      689       80.50       15
$600,001 to $650,000                   6       3,817,816        1.32%        636,303      709       68.45       12
$650,001 to $700,000                   5       3,413,622        1.18%        682,724      659       75.93        6
$700,001 to $750,000                   7       5,086,519        1.76%        726,646      732       70.71       17
$750,001 to $800,000                   2       1,576,207        0.54%        788,104      668       71.52       18
$800,001 to $850,000                   2       1,675,396        0.58%        837,698      619       83.42        8
$900,001 to $950,000                   2       1,883,487        0.65%        941,743      716       75.51        7
$950,001 to $1,000,000                 5       4,946,302        1.71%        989,260      708       67.49        7
$1,050,001 to $1,100,000               1       1,093,188        0.38%      1,093,188      674       68.00        6
$1,150,001 to $1,200,000               1       1,196,312        0.41%      1,196,312      720       65.00        3
$1,250,001 to $1,300,000               1       1,291,938        0.45%      1,291,938      774       81.00        7
$1,300,001 to $1,350,000               2       2,622,751        0.91%      1,311,375      731       78.00        7
                                   -----     -----------      ------       ---------      ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%        120,343      659       79.87       33
                                   -----     -----------      ------       ---------      ---       -----      ---

--------------------------------------------------------------------------------
                                                                              23

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

NET MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                          MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
NET MORTGAGE RATES (%)             LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

3.5000 to 3.9999                       2         413,512        0.14%       206,756       669      101.41        12
4.0000 to 4.4999                       6         913,139        0.32%       152,190       699       68.22        42
4.5000 to 4.9999                      50      10,135,651        3.50%       202,713       688       72.49        76
5.0000 to 5.4999                     133      32,247,271       11.14%       242,461       708       72.15        15
5.5000 to 5.9999                     222      53,548,042       18.50%       241,207       691       75.31        12
6.0000 to 6.4999                     164      35,865,934       12.39%       218,695       655       78.19        13
6.5000 to 6.9999                     125      22,664,134        7.83%       181,313       645       80.54        16
7.0000 to 7.4999                     125      18,494,088        6.39%       147,953       633       85.57        18
7.5000 to 7.9999                     186      24,280,368        8.39%       130,540       635       89.26        23
8.0000 to 8.4999                     204      19,426,725        6.71%        95,229       645       87.29        45
8.5000 to 8.9999                     211      15,253,486        5.27%        72,291       645       85.52        61
9.0000 to 9.4999                     264      18,235,748        6.30%        69,075       643       83.69        64
9.5000 to 9.9999                     227      13,518,105        4.67%        59,551       628       81.30        76
10.0000 to 10.4999                   195      11,329,132        3.91%        58,098       633       79.03        75
10.5000 to 10.9999                   105       5,640,062        1.95%        53,715       612       78.83        72
11.0000 to 11.4999                    89       3,927,139        1.36%        44,125       628       78.77        76
11.5000 to 11.9999                    37       1,491,248        0.52%        40,304       619       80.49        77
12.0000 to 12.4999                    30       1,093,980        0.38%        36,466       629       69.66        79
12.5000 to 12.9999                    11         374,867        0.13%        34,079       652       65.74       104
13.0000 to 13.4999                     9         390,198        0.13%        43,355       644       74.90       133
13.5000 to 13.9999                     2         101,434        0.04%        50,717       589       75.00        87
14.0000 to 14.4999                     7          57,719        0.02%         8,246       610       86.60        85
15.5000 to 15.9999                     1          22,508        0.01%        22,508       629       39.00        83
                                   -----     -----------      ------        -------       ---      ------       ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87        33
                                   -----     -----------      ------        -------       ---      ------       ---

As of the Cut-off Date, the weighted average Net Mortgage Rate of the Mortgage
Loans will be approximately 7.2468% per annum.

--------------------------------------------------------------------------------
                                                                              24

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

MORTGAGE RATES OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                          MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
MORTGAGE RATES (%)                 LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

 4.0000 to 4.4999                      2         413,512        0.14%       206,756       669      101.41        12
 4.5000 to 4.9999                      7       1,035,081        0.36%       147,869       734       68.97        62
 5.0000 to 5.4999                     54       9,982,694        3.45%       184,865       692       72.61        78
 5.5000 to 5.9999                    176      44,913,762       15.52%       255,192       711       72.38        11
 6.0000 to 6.4999                    178      39,480,831       13.64%       221,802       685       76.64        14
 6.5000 to 6.9999                    162      38,793,209       13.40%       239,464       652       76.95        14
 7.0000 to 7.4999                    108      19,104,749        6.60%       176,896       640       81.59        13
 7.5000 to 7.9999                    138      21,179,211        7.32%       153,473       640       84.73        20
 8.0000 to 8.4999                    161      21,100,185        7.29%       131,057       631       89.76        22
 8.5000 to 8.9999                    231      22,524,461        7.78%        97,508       646       88.63        42
 9.0000 to 9.4999                    175      12,928,167        4.47%        73,875       644       85.68        60
 9.5000 to 9.9999                    266      18,012,361        6.22%        67,716       638       83.43        62
10.0000 to 10.4999                   204      12,328,153        4.26%        60,432       629       80.71        79
10.5000 to 10.9999                   227      12,984,075        4.49%        57,199       636       78.96        74
11.0000 to 11.4999                   106       6,330,709        2.19%        59,724       616       79.97        72
11.5000 to 11.9999                   104       4,415,363        1.53%        42,455       630       77.84        76
12.0000 to 12.4999                    35       1,406,164        0.49%        40,176       617       80.51        78
12.5000 to 12.9999                    39       1,471,741        0.51%        37,737       628       73.04        78
13.0000 to 13.4999                    11         446,204        0.15%        40,564       680       63.71       136
13.5000 to 13.9999                    11         392,197        0.14%        35,654       600       76.26        91
14.0000 to 14.4999                     2         101,434        0.04%        50,717       589       75.00        87
14.5000 to 14.9999                     7          57,719        0.02%         8,246       610       86.60        85
16.0000 to 16.4999                     1          22,508        0.01%        22,508       629       39.00        83
                                   -----     -----------      ------        -------       ---      ------       ---
TOTAL                              2,405     289,424,491      100.00%       120,343       659       79.87        33
                                   -----     -----------      ------        -------       ---      ------       ---

As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans will be approximately 7.6985% per annum.

--------------------------------------------------------------------------------
                                                                              25

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF ORIGINAL                 MORTGAGE    PRINCIPAL      MORTGAGE      PRINCIPAL    CREDIT    ORIGINAL     LOAN
LOAN-TO-VALUE RATIOS (%)           LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

 50.00 or less                       151      13,186,526        4.56         87,328       697       39.62        32
 50.01 to 55.00                       41       4,116,750        1.42        100,409       668       53.25        34
 55.01 to 60.00                       73       9,987,012        3.45        136,808       686       58.34        31
 60.01 to 65.00                       96      12,720,563        4.40        132,506       681       63.80        40
 65.01 to 70.00                      177      21,087,635        7.29        119,139       666       68.77        40
 70.01 to 75.00                      251      23,755,887        8.21         94,645       666       73.92        51
 75.01 to 80.00                      686      96,256,263       33.26        140,315       660       79.69        30
 80.01 to 85.00                      205      22,375,609        7.73        109,149       637       84.19        40
 85.01 to 90.00                      268      31,040,615       10.72        115,823       630       89.71        36
 90.01 to 95.00                      106      16,769,886        5.79        158,206       659       94.58        16
 95.01 to 100.00                     265      28,890,331        9.98        109,020       648       99.57        18
100.01 to 105.00                      44       4,454,440        1.54%       101,237       685      102.97        45
105.01 to 110.00                      41       4,374,119        1.51%       106,686       701      106.78        51
110.01 or greater                      1         408,856        0.14%       408,856       607      115.00         7
                                   -----     -----------      ------        -------       ---      ------       ---
TOTAL                              2,405     289,424,491      100.00%       120,343       659       79.87        33
                                   -----     -----------      ------        -------       ---      ------       ---

The weighted average loan-to-value ratio at origination of the Mortgage Loans will be approximately 79.87%.

--------------------------------------------------------------------------------
                                                                              26

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF CURRENT                  MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
LOAN-TO-VALUE RATIOS (%)           LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

50.00 or less                        299      20,330,352        7.02%        67,994       700       49.60        71
50.01 to 55.00                       104       8,728,037        3.02%        83,923       672       62.42        68
55.01 to 60.00                       113      11,836,767        4.09%       104,750       674       64.12        44
60.01 to 65.00                       114      14,524,826        5.02%       127,411       678       67.14        38
65.01 to 70.00                       200      25,509,499        8.81%       127,547       662       71.60        40
70.01 to 75.00                       252      25,968,950        8.97%       103,051       659       76.93        50
75.01 to 80.00                       535      83,564,781       28.87%       156,196       658       80.26        19
80.01 to 85.00                       188      21,454,362        7.41%       114,119       635       85.81        38
85.01 to 90.00                       173      25,151,503        8.69%       145,384       629       89.97        23
90.01 to 95.00                       108      16,908,236        5.84%       156,558       656       95.26        17
95.01 to 100.00                      265      29,271,343       10.11%       110,458       653      100.03        19
100.01 to 105.00                      53       5,766,978        1.99%       108,811       693      105.51        46
110.01 to or greater                   1         408,856        0.14%       408,856       607      115.00         7
                                   -----     -----------      ------        -------       ---      ------       ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87        33
                                   -----     -----------      ------        -------       ---      ------       ---

The weighted average current loan-to-value ratio of the Mortgage Loans will be approximately 77.02%.

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
                                  MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
GEOGRAPHIC DISTRIBUTIONS           LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

California                           221      59,358,817       20.51%       268,592       683       73.66        33
Illinois                             269      37,199,228       12.85%       138,287       631       91.40        13
Florida                              203      21,659,487        7.48%       106,697       670       79.01        27
New York                              95      18,230,457        6.30%       191,900       677       76.19        25
Texas                                209      17,291,637        5.97%        82,735       649       81.65        53
Other (1)                          1,408     135,684,865       46.88%        96,367       654       79.83        38
                                   -----     -----------      ------        -------       ---       -----       ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87        33
                                   -----     -----------      ------        -------       ---       -----       ---

No more than approximately 0.48% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

(1)  Other refers to all US States except California, Illinois, Florida, New
     York and Texas.

--------------------------------------------------------------------------------
                                                                              27

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
                                  MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
MORTGAGE LOAN PURPOSE              LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

Equity Refinance                   1,203     125,223,854       43.27%       104,093       649       77.65       35
Purchase                             945     130,369,256       45.04%       137,957       668       83.50       30
Rate/Term Refinance                  257      33,831,381       11.69%       131,640       664       74.10       36
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

OCCUPANCY TYPES OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
                                  MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
OCCUPANCY TYPES                    LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

Primary Residence                  2,120     261,304,881       90.28%       123,257       657       80.65       33
Second/Vacation                       41       8,650,132        2.99%       210,979       722       71.40       18
Non-Owner Occupied                   244      19,469,478        6.73%        79,793       664       73.13       33
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
MORTGAGED PROPERTY TYPES OF       MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
THE MORTGAGE LOANS:                LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

Condominium High Rise                  6         154,435        0.05%        25,739       610       85.98       71
Condominium Low Rise (less
   than 5 stories)                   121      16,504,650        5.70%       136,402       682       80.03       20
Cooperative                           20       4,162,746        1.44%       208,137       745       67.73        8
Manufactured Housing                  98       5,334,751        1.84%        54,436       630       79.85       70
Planned Unit Developments
   (attached)                         74      17,108,408        5.91%       231,195       674       80.64       11
Planned Unit Developments
   (detached)                         87      14,873,130        5.14%       170,956       656       82.00       52
Single Family Detached             1,839     209,373,280       72.34%       113,852       656       80.29       35
Townhouse                             40       2,583,642        0.89%        64,591       690       84.47       64
Two-Four Family Units                120      19,329,449        6.68%       161,079       651       74.80       21
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

--------------------------------------------------------------------------------
                                                                              28

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
MORTGAGE LOAN                     MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
DOCUMENTATION TYPES                LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

Full Documentation                 1,739     178,529,184       61.68%       102,662       652       81.07       40
Reduced Documentation                666     110,895,307       38.32%       166,509       671       77.95       22
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

No more than approximately 24.7% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

SEASONING OF THE MORTGAGE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                          MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
SEASONING (IN MONTHS)              LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

1 - 12                               893     178,250,038       61.59%       199,608       661       80.29         6
13 - 24                               32       6,181,340        2.14%       193,167       639       79.99        15
25 - 36                               11       2,679,382        0.93%       243,580       680       75.90        28
37 - 48                               27       7,734,422        2.67%       286,460       727       68.43        43
49 - 60                              186      17,676,456        6.11%        95,035       669       96.32        52
61 - 72                               83       7,589,867        2.62%        91,444       659       76.14        67
73 - 84                              828      47,410,174       16.38%        57,259       634       77.09        81
85 - 96                              268      13,896,559        4.80%        51,853       644       75.40        86
97 or greater                         77       8,006,255        2.77%       103,977       707       74.27       177
                                   -----     -----------      ------        -------       ---       -----       ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87        33
                                   -----     -----------      ------        -------       ---       -----       ---

As of the cut-off Date, the weighted average seasoning of the Mortgage Loans will be approximately 33 months.

ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
ORIGINAL PREPAYMENT               MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
PENALTY TERM                       LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

None                               1,922     205,821,813       71.11%       107,087       667       78.04       43
12 Months                             42       8,247,494        2.85%       196,369       657       89.21        8
24 Months                            338      59,395,207       20.52%       175,725       636       84.33        6
36 Months                             85      14,116,140        4.88%       166,072       645       80.91        6
60 Months                             17       1,715,937        0.59%       100,937       650       91.21       39
Other                                  1         127,900        0.04%       127,900       660       80.00       12
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

--------------------------------------------------------------------------------
                                                                              29

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

INTEREST ONLY TERM OF THE MORTGAGE LOANS:

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
                                  MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
INTEREST ONLY TERM                 LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

None                               2,300     257,898,681       89.11%       112,130       658       79.58       36
24 Months                             19       6,001,953        2.07%       315,892       634       83.51        8
36 Months                              3         534,399        0.18%       178,133       608       80.00       12
60 Months                             58      16,583,389        5.73%       285,921       672       84.01        9
120 Months                            25       8,406,068        2.90%       336,243       695       78.02        9
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL:                             2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

MAXIMUM MORTGAGE RATES OF THE MORTGAGE ADJUSTABLE RATE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                          MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

6.0000 to 6.9999                      1          504,000        0.34%       504,000       654       69.00        11
9.0000 to 9.9999                      1          164,280        0.11%       164,280       516       99.00        10
10.0000 to 10.9999                   15        3,640,348        2.49%       242,690       734       67.00        29
11.0000 to 11.9999                   45       10,141,969        6.94%       225,377       655       76.18        12
12.0000 to 12.9999                  159       37,355,465       25.56%       234,940       670       78.16        25
13.0000 to 13.9999                  202       38,881,110       26.60%       192,481       636       82.17        21
14.0000 to 14.9999                  171       27,815,798       19.03%       162,665       628       89.76        15
15.0000 to 15.9999                   99       10,433,561        7.14%       105,390       622       81.21        47
16.0000 to 16.9999                  113        8,659,696        5.92%        76,634       618       80.64        72
17.0000 to 17.9999                   91        6,393,182        4.37%        70,255       622       80.39        77
18.0000 to 18.9999                   36        1,710,631        1.17%        47,518       627       78.54        81
19.0000 to 19.9999                    6          435,535        0.30%        72,589       628       70.12       101
20.0000 to 20.9999                    1           28,598        0.02%        28,598       637       75.00        85
                                    ---      -----------      ------        -------       ---       -----       ---
TOTAL:                              940      146,164,172      100.00%       155,494       644       81.45        29
                                    ---      -----------      ------        -------       ---       -----       ---

As of the cut-off Date, the weighted average maximum mortgage rate of the
Mortgage Loans will be approximately 13.7646% per annum.

--------------------------------------------------------------------------------
                                                                              30

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE    AVERAGE     AVERAGE    AVERAGE
NEXT INTEREST RATE ADJUSTMENT     MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
DATES                              LOANS       BALANCE         LOANS        BALANCE     SCORE        LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

January 2006                         82       12,059,494        8.25%       147,067       695       76.77       99
February 2006                        51        3,660,210        2.50%        71,769       618       79.99       82
March 2006                           52        4,695,324        3.21%        90,295       633       74.83       84
April 2006                           66        5,188,554        3.55%        78,614       618       80.05       75
May 2006                             87        7,794,104        5.33%        89,587       658       75.46       67
June 2006                            54        4,663,062        3.19%        86,353       635       77.26       81
July 2006                             7          747,548        0.51%       106,793       686       79.15       77
August 2006                           3          409,356        0.28%       136,452       726       78.95       43
September 2006                        4          336,165        0.23%        84,041       631       74.57       49
October 2006                          9        1,129,796        0.77%       125,533       646       79.36       79
November 2006                         6          480,985        0.33%        80,164       611       78.19       64
December 2006                        13        1,679,383        1.15%       129,183       654       80.71       44
January 2007                         51        8,195,027        5.61%       160,687       628       92.29       14
February 2007                        78       12,432,874        8.51%       159,396       625       90.58       12
March 2007                           40        7,763,247        5.31%       194,081       630       87.79       11
April 2007                           28        7,991,440        5.47%       285,409       643       81.79       12
May 2007                             28        6,771,697        4.63%       241,846       643       87.84        7
June 2007                            37       11,824,571        8.09%       319,583       655       80.49        6
July 2007                            21        6,029,599        4.13%       287,124       645       80.73        5
August 2007                           4          723,410        0.49%       180,852       630       82.79        4
September 2007                       27        3,928,874        2.69%       145,514       634       79.95        4
October 2007                        132       22,829,217       15.62%       172,949       626       79.30        2
November 2007                        13        2,658,762        1.82%       204,520       617       78.50        2
January 2008                          4        1,291,831        0.88%       322,958       644       85.57       12
February 2008                         4          497,897        0.34%       124,474       627       95.84       10
March 2008                            4        1,171,449        0.80%       292,862       650       79.38        9
April 2008                            3        1,013,569        0.69%       337,856       640       78.70        8
May 2008                              3          915,250        0.63%       305,083       610       80.66        7
June 2008                             2          517,978        0.35%       258,989       716       71.18        6
July 2008                             4          833,652        0.57%       208,413       620       82.19        5
August 2008                           4        1,126,940        0.77%       281,735       701       72.06        4
September 2008                        1          210,116        0.14%       210,116       626       80.00        3
October 2008                          5          704,066        0.48%       140,813       639       80.00        2
November 2008                         2          364,349        0.25%       182,174       619       76.81        1
September 2009                        1          200,845        0.14%       200,845       654       77.00       15
November 2009                         1          249,232        0.17%       249,232       770      103.00       13
December 2009                         2          364,879        0.25%       182,439       714       42.98       12
April 2010                            1          648,238        0.44%       648,238       750       80.00        8
May 2010                              1          119,368        0.08%       119,368       765       80.00        7
June 2010                             2        1,286,813        0.88%       643,406       789       67.85        6
July 2010                             2          510,000        0.35%       255,000       761       83.68        5
August 2012                           1          145,000        0.10%       145,000       768       52.00        4
                                    ---      -----------      ------        -------       ---      ------      ---
TOTAL                               940      146,164,172      100.00%       155,494       644       81.45       29
                                    ---      -----------      ------        -------       ---      ------      ---

As of the cut-off Date, the weighted average Months to Next Interest Rate
Adjustment Date of the Mortgage Loans will be approximately 15 months.

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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
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NOTE MARGINS OF THE ADJUSTABLE RATE LOANS

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
RANGE OF                          MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
NOTE MARGINS (%)                   LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

2.0000 to 2.4999                     36        6,770,733        4.63%       188,076       722       73.89      108
2.5000 to 2.9999                     52       11,088,326        7.59%       213,237       693       74.19       54
3.0000 to 3.4999                     42        6,667,897        4.56%       158,759       682       76.75       53
3.5000 to 3.9999                      9        2,671,976        1.83%       296,886       655       72.55       25
4.0000 to 4.4999                     15        2,546,248        1.74%       169,750       643       81.82       25
4.5000 to 4.9999                     27        4,249,477        2.91%       157,388       635       78.92       12
5.0000 to 5.4999                     64        9,023,359        6.17%       140,990       627       79.28       17
5.5000 to 5.9999                    183       32,772,846       22.42%       179,087       636       82.25       17
6.0000 to 6.4999                    220       34,485,827       23.59%       156,754       635       84.45       19
6.5000 to 6.9999                    148       21,484,595       14.70%       145,166       636       83.01       23
7.0000 to 7.4999                     73        7,817,499        5.35%       107,089       620       87.29       36
7.5000 to 7.9999                     50        5,238,253        3.58%       104,765       614       83.45       27
8.0000 to 8.4999                     15          888,019        0.61%        59,201       625       81.68       55
8.5000 to 8.9999                      4          348,424        0.24%        87,106       603       75.92       35
9.5000 to 9.9999                      1           28,598        0.02%        28,598       637       75.00       85
10.0000 to 10.4999                    1           82,097        0.06%        82,097       565       75.00       87
                                    ---      -----------      ------        -------       ---       -----      ---
TOTAL                               940      146,164,172      100.00%       155,494       644       81.45       29
                                    ---      -----------      ------        -------       ---       -----      ---

As of the cut-off Date, the weighted average note margin of the Mortgage Loans will be approximately 5.5379% per annum.

NOTIONAL CREDIT CLASSIFICATION

                                                                                       WEIGHTED   WEIGHTED   WEIGHTED
                                 NUMBER OF                 PERCENTAGE OF    AVERAGE     AVERAGE    AVERAGE    AVERAGE
                                  MORTGAGE    PRINCIPAL       MORTGAGE     PRINCIPAL    CREDIT    ORIGINAL     LOAN
NOTIONAL CREDIT CLASSIFICATION     LOANS       BALANCE         LOANS        BALANCE      SCORE       LTV        AGE
------------------------------   ---------   -----------   -------------   ---------   --------   --------   --------

A-(IO)                                18       4,725,045        1.63%       262,503       600       85.47        9
A-(non-IO)                           469      45,954,438       15.88%        97,984       600       80.97       37
A/Alt A (IO)                          29       7,702,663        2.66%       265,609       644       83.58       10
A/Alt A (non-IO)                     515      54,026,078       18.67%       104,905       642       80.17       36
Insured (non-IO)                      27       3,682,639        1.27%       136,394       573       94.47       27
Prime (IO)                            44      15,722,719        5.43%       357,335       728       79.84        8
Prime (non-IO)                       930     117,665,945       40.66%       126,523       723       77.63       35
Sub-Prime (IO)                        14       3,375,383        1.17%       241,099       554       85.96       10
Sub-Prime (non-IO)                   359      36,569,582       12.64%       101,865       553       81.74       37
                                   -----     -----------      ------        -------       ---       -----      ---
TOTAL                              2,405     289,424,491      100.00%       120,343       659       79.87       33
                                   -----     -----------      ------        -------       ---       -----      ---

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[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CONTACT INFORMATION:

RATING AGENCIES
-----------------
MOODY'S
Timothy Gildner     212-553-2919   timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins      212-438-2465   amanda_hopkins@standardandpoors.com

FITCH RATINGS
Marc Lessner        212-908-0693   Marc.lessner@fitchratings.com

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